Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Numbers 333-141257, 333-135190, 333-135189, 333-135187, 333-101255, 333-92402, 333-36142, 333-39114,
333-40618, 333-51024, 333-58694, 333-60219, 333-61799, 333-64902, 333-68379, 333-70765, 333-80513,
333-82498, 333-83859, 333-83861, 333-83863, 333-83867, 333-83869, 333-86585, 333-91425, 333-196491 and
333-197897 and on Form S-8 (File Numbers 333-52845, 333-54550, 333-70321, 333-81824 and 333-181483) of
Boston Properties, Inc. of our report dated February 28, 2017 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, MA
February 28, 2017